Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Melanie Figueroa, the Chief Executive Officer of NMP Acquisition Corp. (the “Company”), and Nadir Ali, the Chief Financial Officer of the Company, certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of our knowledge:

(1)	the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 13, 2026	/s/ Melanie Figueroa
Melanie Figueroa
Chief Executive Officer (Principal Executive Officer)

Dated: August 13, 2026	/s/ Nadir Ali
Nadir Ali
Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).